Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Year 2018

GAAP Net revenue grew to $1.793 billion

GAAP Net income more than doubled to $1.54 per diluted share

Net cash provided by operating activities grew 19% to $393.9 million

Net Bookings grew 5% to $1.991 billion

Company repurchased 3.11 million shares of its common stock for $308.3 million during fiscal year 2018 and fiscal first quarter 2019 to date

New York, NY — May 16, 2018 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for its fourth quarter and fiscal year 2018, ended March 31, 2018, and provided its initial financial outlook for its fiscal first quarter 2019, ending June 30, 2018, and fiscal year 2019, ending March 31, 2019.

Fiscal Fourth Quarter 2018 GAAP Financial Highlights

Net revenue was $450.3 million, as compared to $571.6 million in last year’s fiscal fourth quarter.  Recurrent consumer spending (virtual currency, add-on content and in-game purchases) grew 42% year-over-year and accounted for 44% of total net revenue.  The largest contributors to net revenue in fiscal fourth quarter 2018 were Grand Theft Auto® Online and Grand Theft Auto V, NBA® 2K18, Sid Meier’s Civilization VI, WWE® 2K18 and WWE SuperCard, and Dragon City and Monster Legends.

Digitally-delivered net revenue grew 8% to $301.4 million, as compared to $278.7 million in last year’s fiscal fourth quarter.  The largest contributors to digitally-delivered net revenue in fiscal fourth quarter 2018 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18, Sid Meier’s Civilization VI, and WWE 2K18 and WWE SuperCard.

Net income was $90.9 million, or $0.77 per diluted share, as compared to $99.3 million, or $0.89 per diluted share, for the year-ago period.

The following data, together with a management reporting tax rate of 22%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended March 31, 2018
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Non-cash amounts related to convertible notes	Acquisition related expenses	Amortization & impairment of acquired intangible assets	Business reorganization

Net revenue	$450,274	(38,905)
Cost of goods sold	189,211	(24,661)	(1,325)			(5,292)

Gross profit	261,063	(14,244)	1,325			5,292

Operating expenses	173,238		(18,912)		142	(2,691)	(1,727)

Income from operations	87,825	(14,244)	20,237		(142)	7,983	1,727

Interest and other, net	(3,451)			193
Income before income taxes	91,276	(14,244)	20,237	193	(142)	7,983	1,727

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 118.7 million and adds back to net income the interest expense, net of tax, on its convertible notes of $0.01 million.

Fiscal Fourth Quarter Operational Metric — Net Bookings

Total Net Bookings grew to $411.4 million, as compared to $407.1 million during last year’s fiscal fourth quarter.  Net Bookings from recurrent consumer spending grew 15% year-over-year and accounted for 58% of total Net Bookings.  The largest contributors to Net Bookings were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18, Dragon City and Monster Legends, WWE 2K18 and WWE SuperCard, and Sid Meier’s Civilization VI.

Catalog accounted for $293.1 million of Net Bookings led by Grand Theft Auto, Dragon City and Monster Legends, and Sid Meier’s Civilization VI.

Digitally-delivered Net Bookings grew 12% to $333.1 million, as compared to $298.5 million in last year’s fiscal fourth quarter.  The largest contributors to digitally-delivered Net Bookings in fiscal fourth quarter 2018 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18, Sid Meier’s Civilization VI, Monster Legends and Dragon City, and WWE SuperCard and WWE 2K18.

Fiscal Year 2018 GAAP Financial Highlights

Net revenue grew to $1.793 billion, as compared to $1.780 billion in fiscal year 2017.  Recurrent consumer spending grew 63% and accounted for 42% of total net revenue.  The largest contributors to net revenue in fiscal year 2018 were Grand Theft Auto V and Grand Theft Auto Online, NBA 2K17 and NBA 2K18, WWE 2K18 and WWE SuperCard, Sid Meier’s Civilization VI, and Dragon City and Monster Legends.

Digitally-delivered net revenue grew 23% to $1.131 billion, as compared to $921.7 million in fiscal year 2017.  The largest contributors to digitally-delivered net revenue in fiscal year 2018 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K17 and NBA 2K18, WWE 2K18 and WWE SuperCard, and Sid Meier’s Civilization VI.

Net income increased 158% to $173.5 million, or $1.54 per diluted share, as compared to $67.3 million, or $0.72 per diluted share, in fiscal year 2017.

Net cash provided by operating activities grew 19% to $393.9 million, as compared to $331.4 million in fiscal year 2017.  As of March 31, 2018, the Company had cash and short-term investments of $1.424 billion.

The following data, together with a management reporting tax rate of 22%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ended March 31, 2018
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Non-cash amounts related to convertible notes	Acquisition related expenses	Amortization & impairment of acquired intangible assets	Business reorganization

Net revenue	$1,792,892	197,710
Cost of goods sold	898,311	(32,063)	(24,610)			19,344

Gross profit	894,581	229,773	24,610			(19,344)

Operating expenses	759,004		(91,739)		7,080	(26,368)	(12,318)

Income from operations	135,577	229,773	116,349		(7,080)	7,024	12,318

Interest and other, net	1,048			10,762
Income before income taxes	136,625	229,773	116,349	10,762	(7,080)	7,024	12,318

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 117.6 million and adds back to net income the interest expense, net of tax, on its convertible notes of $0.83 million.

Fiscal Year 2018 Operational Metric — Net Bookings

Total Net Bookings grew 5% to $1.991 billion, as compared to $1.904 billion in fiscal year 2017.  Net Bookings from recurrent consumer spending grew 48% and accounted for 48% of total Net Bookings.  The largest contributors to Net Bookings were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18 and NBA 2K17, WWE 2K18 and WWE SuperCard, Dragon City and Monster Legends, and Sid Meier’s Civilization VI.

Digitally-delivered Net Bookings grew 25% to $1.350 billion, as compared to $1.081 billion in fiscal year 2017.  The largest contributors to digitally-delivered Net Bookings in fiscal year 2018 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18 and NBA 2K17, Monster Legends and Dragon City, and WWE SuperCard and WWE 2K18.

Management Comments

“During the fourth quarter, Take-Two delivered Net Bookings growth driven by increased recurrent consumer spending — including better-than-expected results from Grand Theft Auto Online”, said Strauss Zelnick, Chairman and CEO of Take-Two.  “Our solid performance marked the completion of another outstanding year for our Company, highlighted by growth in Net Bookings, earnings and net cash provided by operating activities, along with margin expansion.  Grand Theft Auto Online and NBA 2K generated record results, exceeding our original expectations, and we benefited from strong ongoing sales of Grand Theft Auto V and other catalog titles.

“We expect fiscal 2019 to be another year of profitable growth for Take-Two, including both record Net Bookings and record net cash provided by operating activities, led by the launch of Red Dead Redemption 2 along with new annual releases from NBA 2K and WWE 2K.  We will also continue to support our titles with offerings designed to drive engagement and recurrent consumer spending.  The highly-anticipated title from one of 2K’s biggest franchises, which had been planned for release during the current fiscal year, is now planned for launch during fiscal 2020 to allow for additional development time.  We remain as excited as ever about this title, and expect it to enhance our results next fiscal year.

“This year is the 25th anniversary of Take-Two and, over that time, we have built our Company into a diversified and profitable enterprise.  Take-Two is exceedingly well-positioned — creatively, strategically and financially — for continued growth and returns for our shareholders over the long-term.”

Business and Product Highlights

Since January 1, 2018:

Take-Two:

•                  During fiscal year 2018, the Company repurchased 1.51 million shares of its common stock for $154.8 million.  During fiscal first quarter 2019 to date, the Company has repurchased 1.60 million shares of its common stock for $153.5 million.

•                  Effective March 19, 2018, Take-Two was added to the S&P 500® index.

Rockstar Games:

•                  Released Grand Theft Auto V: Premium Online Edition for PlayStation 4, Xbox One and PC.  The Premium Online Edition includes the complete Grand Theft Auto V story experience, the ever-evolving world of Grand Theft Auto Online, and all existing gameplay upgrades and content.  Purchasers also receive the Criminal Enterprise Starter Pack that gives players access to a huge range of content including properties, vehicles, weapons and more valued at over GTA$10,000,000 plus GTA$1,000,000 Bonus Cash.

•                  Released LA Noire: The VR Case Files, featuring seven select cases from the original game rebuilt specifically for a virtual reality experience, for Oculus Rift.  LA Noire: The VR Case Files is also available for the HTC VIVE™ system.

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  The Southern San Andreas Super Sport Series, which introduced two new racing modes — Hot Ring Circuit and Target Assault, additional Transform races and Special Vehicle races, two new Adversary modes: The Vespucci Job and Trap Door, 13 new vehicles, and new tools for the Race Creator.

•                  The Air Quota and Hardest Target Adversary Modes.

•                  Numerous all-new vehicles and aircraft.

•                  Announced that Red Dead Redemption 2 will launch for PlayStation 4 and Xbox One on October 26, 2018.

2K:

•                  NBA 2K18 became our highest-selling sports title ever, with sell-in to date of over 9 million units.

•                  Released the Sid Meier’s Civilization VI: Rise and Fall expansion pack for PC.  This expansion builds upon the critically acclaimed gameplay experience of Civilization VI giving players new choices, strategies, and challenges as they guide a civilization through the ages.  The expansion introduces new Golden Ages and Dark Ages, a new city Loyalty system, and Governors who can be stationed in players’ cities.  Civilization VI: Rise and Fall also adds nine new leaders and eight new civilizations from across the world, giving players even more variety and diversity in how they play Civilization VI.

•                  Announced that it is working in partnership with Tencent to co-develop NBA 2K Online 2 in China.  The title currently is in closed Beta testing and planned for commercial release this fall.  NBA 2K Online 2 is based on the console edition of NBA 2K and features 2K’s legendary gameplay, 27 customizable position types, new player trading systems, eSports-optimized features, localized commentary and more.

•                  Announced that Hangar 13 — the critically acclaimed storytellers and developer of Mafia III — has expanded with the opening of a new location in Brighton, United Kingdom, furthering the studio’s efforts to tap into the world’s most talented development pools and build a globally diverse team.  Hangar 13 is currently working on an unannounced AAA project for 2K and will continue to scale in both the U.S. and Europe at a pace consistent with the development of the game.

Private Division:

•                  Released Kerbal Space Program Enhanced Edition, the new console version of the beloved space simulation game, for digital download on PlayStation 4 and Xbox One.  Kerbal Space Program Enhanced Edition is built from the ground up to include re-worked and console-optimized UI, a new control scheme exclusively for consoles, and more ways to enjoy launching spaceships into orbit.

•                  Released Kerbal Space Program: Making History Expansion for PC.  This first expansion for the critically acclaimed space simulation adds a wealth of new and exciting content to the game, including a robust Mission Builder that lets players create and share their own scenarios, and a History Pack containing missions inspired by historical moments in space exploration.

•                  Announced that Kerbal Space Program will be released on Tencent’s WeGame distribution platform as a premium PC game at a date to be determined.

Financial Outlook for Fiscal 2019

Take-Two is providing its initial financial outlook for its fiscal first quarter ending June 30, 2018 and its fiscal year ending March 31, 2019.

First Quarter Ending June 30, 2018

•                  GAAP net revenue is expected to range from $345 to $395 million

•                  GAAP net income is expected to range from $62 to $74 million

•                  GAAP diluted net income per share is expected to range from $0.53 to $0.63

•                  Share count used to calculate GAAP diluted net income per share is expected to be 116.7 million (1)

•                  Net Bookings (operational metric) are expected to range from $215 to $265 million

The Company is also providing selected data and its updated management reporting tax rate of 20% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending June 30, 2018
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Amortization of acquired intangible assets
Net revenue	$345 to $395	$(130)

Cost of goods sold	$83 to $109	$(8)	$(6)	$(4)

Operating Expenses	$190 to $200		$(30)	$(2)
Interest and other, net	($1)
Income before income taxes	$73 to 87	$(122)	$36	$6

Fiscal Year Ending March 31, 2019

•                  GAAP net revenue is expected to range from $2.50 to $2.60 billion

•                  GAAP net income is expected to range from $180 to $211 million

•                  GAAP diluted net income per share is expected to range from $1.53 to $1.80

•                  Share count used to calculate GAAP diluted net income per share is expected to be 117.2 million (4)

•                  Net cash provided by operating activities is expected to be approximately $710 million

•                  Capital expenditures are expected to be approximately $60 million

•                  Net Bookings (operational metric) are expected to range from $2.67 to $2.77 billion

The Company is also providing selected data and its updated management reporting tax rate of 20% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2019
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Amortization of acquired intangible assets
Net revenue	$2,500 to $2,600	$170

Cost of goods sold	$1,411 to $1,434	$100	$(176)	$(4)

Operating Expenses	$885 to $925		$(122)	$(2)
Interest and other, net	($7)
Income before income taxes	$211 to 248	$70	$298	$6

(1)         For the fiscal first quarter ending June 30, 2018, the Company’s diluted share count used for management reporting purposes is expected to be 116.3 million, which includes 112.8 million basic shares and 3.5 million shares representing the potential dilution from unvested employee stock grants, because using the “if converted” method and the Company’s fully-diluted share count of 116.7 million, which includes 0.4 million shares representing the potential dilution from convertible notes, would be anti-dilutive.

(2)         The individual components of the financial outlook may not foot to the totals as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

(3)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 0.6 million restricted stock units previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(4)         For the fiscal year ending March 31, 2019, the Company’s fully diluted share count used for both GAAP and management reporting purposes is expected to be 117.2 million, which includes 113.6 million basic shares and 3.6 million shares representing the potential dilution from unvested employee stock grants.  The interest expense, net of tax, on the convertible notes, which is added back to net income to calculate diluted net income per share for management reporting purposes is $0.03 million.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while also leveraging opportunities on Nintendo Switch, Xbox 360, PlayStation 3, PC and mobile platforms; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since January 1, 2018:

Label	Title	Platforms	Release Date
Private Division	Kerbal Space Program Enhanced Edition	PS4, Xbox One	January 16, 2018
2K	WWE 2K18: Enduring Icons Pack (DLC)	PS4, Xbox One, PC	January 16, 2018
2K	XCOM 2 Collection	PC	February 1, 2018
2K	Sid Meier’s Civilization VI: Rise and Fall (DLC)	PC	February 8, 2018
2K	XCOM 2 Collection	PS4, Xbox One	February 21, 2018
Private Division	Kerbal Space Program: Making History Expansion (DLC)	PC	March 13, 2018
Rockstar Games	L.A. Noire: The VR Case Files	Oculus Rift	March 29, 2018
Rockstar Games	Grand Theft Auto V: Premium Online Edition	PS4, Xbox One, PC	April 20, 2018

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
Rockstar Games	Red Dead Redemption 2	PS4, Xbox One	October 26, 2018
2K	NBA 2K19	TBA	Fall 2018
2K	WWE 2K19	TBA	Fall 2018

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10-K for the period ended March 31, 2018.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its wholly-owned labels Rockstar Games and 2K, as well as its new Private Division label and Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017

Net revenue	$450,274	$571,556	$1,792,892	$1,779,748

Cost of goods sold:
Internal royalties	88,271	90,071	383,020	330,782
Product costs	47,177	85,787	203,301	255,914
Software development costs and royalties	26,981	116,922	191,400	335,675
Licenses	26,782	22,120	120,590	100,588
Total cost of goods sold	189,211	314,900	898,311	1,022,959

Gross profit	261,063	256,656	894,581	756,789

Selling and marketing	47,451	38,312	256,092	285,453
General and administrative	60,450	62,042	247,828	211,409
Research and development	54,128	36,421	196,373	137,915
Depreciation and amortization	9,479	8,378	43,969	30,707
Business reorganization	1,730	—	14,742	—
Total operating expenses	173,238	145,153	759,004	665,484
Income from operations	87,825	111,503	135,577	91,305
Interest and other, net	3,451	(392)	1,048	(15,690)
Gain on long-term investments, net	—	—	—	1,350
Income before income taxes	91,276	111,111	136,625	76,965
(Benefit from) provision for income taxes	423	11,831	(36,908)	9,662
Net income	$90,853	$99,280	$173,533	$67,303

Earnings per share:
Basic earnings per share	$0.80	$0.97	$1.57	$0.73
Diluted earnings per share	$0.77	$0.89	$1.54	$0.72

Weighted average shares outstanding:
Basic	113,330	100,490	110,210	90,180
Diluted	118,675	117,245	112,864	94,073

Computation of Basic EPS:
Net income	$90,853	$99,280	$173,533	$67,303
Less: net income allocated to participating securities	(82)	(1,370)	(159)	(1,275)
Net loss for basic and diluted EPS calculation	$90,771	$97,910	$173,374	$66,028

Weighted average shares outstanding - basic	113,330	101,896	110,210	91,921
Less: weighted average participating shares outstanding	(102)	(1,406)	(101)	(1,741)
Weighted average common shares outstanding - basic	113,228	100,490	110,109	90,180

Basic earnings per share	$0.80	$0.97	$1.57	$0.73

Computation of Diluted EPS:
Net income	$90,853	$99,280	$173,533	$67,303
Less: net income allocated to participating securities	(78)	(1,191)	(155)	(1,246)
Add: interest expense, net of tax, on Convertible Notes	249	4,980	—	—
Net income for diluted EPS calculation	$91,024	$103,069	$173,378	$66,057

Weighted average common shares outstanding - basic	113,228	101,896	110,109	91,921
Add: dilutive effect of common stock equivalents	5,447	15,349	2,755	2,152
Total weighted average shares outstanding - diluted	118,675	117,245	112,864	94,073
Less: weighted average participating shares outstanding	(102)	(1,406)	(101)	(1,741)
Weighted average common shares outstanding - diluted	118,573	115,839	112,763	92,332

Diluted earnings per share	$0.77	$0.89	$1.54	$0.72

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	March 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$808,973	$943,396
Short-term investments	615,406	448,932
Restricted cash	437,398	337,818
Accounts receivable, net of allowances of $54,290 and $66,483 at March 31, 2018 and 2017, respectively	247,649	219,558
Inventory	15,162	16,323
Software development costs and licenses	33,284	41,721
Deferred cost of goods sold	117,851	127,901
Prepaid expenses and other	133,454	59,593
Total current assets	2,409,177	2,195,242

Fixed assets, net	102,478	67,300
Software development costs and licenses, net of current portion	639,369	381,910
Deferred cost of goods sold, net of current portion	26,719	—
Goodwill	399,530	359,115
Other intangibles, net	103,681	110,262
Other assets	56,887	35,325
Total assets	$3,737,841	$3,149,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,029	$31,892
Accrued expenses and other current liabilities	914,748	750,875
Deferred revenue	777,152	903,125
Total current liabilities	1,726,929	1,685,892

Long-term debt	8,068	251,929
Non-current deferred revenue	355,589	10,406
Other long-term liabilities	158,285	197,199
Total liabilities	2,248,871	2,145,426

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 132,743 and 119,813 shares issued and 114,038 and 102,621 outstanding at March 31, 2018 and 2017, respectively	1,327	1,198
Additional paid-in capital	1,888,039	1,452,754
Treasury stock, at cost; 18,705 and 17,192 common shares at March 31, 2018 and 2017, respectively	(458,180)	(303,388)
Retained earnings (accumulated deficit)	73,516	(99,694)
Accumulated other comprehensive loss	(15,732)	(47,142)
Total stockholders’ equity	1,488,970	1,003,728
Total liabilities and stockholders’ equity	$3,737,841	$3,149,154

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended March 31,
	2018	2017

Operating activities:
Net income	$173,533	$67,303
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	77,887	221,911
Depreciation	32,202	30,707
Amortization of intellectual property	34,830	6,738
Impairment of in-process research and development	11,257	—
Stock-based compensation	116,349	81,879
Deferred income taxes	(32,523)	3,020
Amortization of discount on Convertible Notes	15,662	21,222
Gain on redemption of Convertible Notes	(4,900)	—
Amortization of debt issuance costs	578	1,227
Gain on long-term investments, net	—	(1,350)
Other, net	6,375	(3,410)
Changes in assets and liabilities:
Restricted cash	(99,580)	(76,474)
Accounts receivable	(26,998)	(41,956)
Inventory	3,917	(4,942)
Software development costs and licenses	(225,269)	(252,951)
Prepaid expenses and other current and other non-current assets	(74,544)	(22,155)
Deferred revenue	198,397	126,285
Deferred cost of goods sold	(11,959)	(14,969)
Accounts payable, accrued expenses and other liabilities	198,733	189,344
Net cash provided by operating activities	393,947	331,429

Investing activities:
Change in bank time deposits	(40,918)	89,076
Proceeds from available-for-sale securities	241,012	155,936
Purchases of available-for-sale securities	(369,998)	(221,671)
Purchases of fixed assets	(61,557)	(21,167)
Proceeds from sale of long-term investments	—	1,350
Purchase of long-term investments	(5,000)	(1,885)
Asset acquisition	(25,965)	—
Business acquisition, net of cash acquired	(9,401)	(130,669)
Net cash used in investing activities	(271,827)	(129,030)

Financing activities:
Excess tax benefit from stock-based compensation	—	1,990
Tax payment related to net share settlements on restricted stock awards	(112,884)	(51,762)
Repurchase of common stock	(154,792)	—
Other	(13,791)	—
Net cash used in financing activities	(281,467)	(49,772)

Effects of foreign currency exchange rates on cash and cash equivalents	24,924	(7,973)

Net change in cash and cash equivalents	(134,423)	144,654
Cash and cash equivalents, beginning of year	943,396	798,742
Cash and cash equivalents, end of period	$808,973	$943,396

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$255,710	57%	$296,040	52%
International	194,564	43%	275,516	48%
Total net revenue	$450,274	100%	$571,556	100%

Net bookings by geographic region
United States	$232,272	56%	$239,360	59%
International	179,096	44%	167,767	41%
Total net bookings	$411,368	100%	$407,127	100%

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$301,382	67%	$278,683	49%
Physical retail and other	148,892	33%	292,873	51%
Total net revenue	$450,274	100%	$571,556	100%

Net bookings by distribution channel
Digital online	$333,135	81%	$298,485	73%
Physical retail and other	78,233	19%	108,642	27%
Total net bookings	$411,368	100%	$407,127	100%

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$363,464	81%	$479,958	84%
PC and other	86,810	19%	91,598	16%
Total net revenue	$450,274	100%	$571,556	100%

Net bookings by platform mix
Console	$313,368	76%	$318,648	78%
PC and other	98,000	24%	88,479	22%
Total net bookings	$411,368	100%	$407,127	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Twelve Months Ended March 31, 2018		Twelve Months Ended March 31, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$1,052,313	59%	$999,128	56%
International	740,579	41%	780,620	44%
Total net revenue	$1,792,892	100%	$1,779,748	100%

Net bookings by geographic region
United States	$1,161,502	58%	$1,077,484	57%
International	829,100	42%	826,462	43%
Total net bookings	$1,990,602	100%	$1,903,946	100%

	Twelve Months Ended March 31, 2018		Twelve Months Ended March 31, 2017
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$1,130,946	63%	$921,734	52%
Physical retail and other	661,946	37%	858,014	48%
Total net revenue	$1,792,892	100%	$1,779,748	100%

Net bookings by distribution channel
Digital online	$1,349,508	68%	$1,081,262	57%
Physical retail and other	641,094	32%	822,684	43%
Total net bookings	$1,990,602	100%	$1,903,946	100%

	Twelve Months Ended March 31, 2018		Twelve Months Ended March 31, 2017
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$1,463,307	82%	$1,440,724	81%
PC and other	329,586	18%	339,024	19%
Total net revenue	$1,792,892	100%	$1,779,748	100%

Net bookings by platform mix
Console	$1,611,625	81%	$1,554,319	82%
PC and other	378,977	19%	349,627	18%
Total net bookings	$1,990,602	100%	$1,903,946	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended March 31, 2018	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$450,274	$88,271	$26,981	$47,177	$26,782	$47,451
Net effect from deferral and related cost of goods sold	(38,905)		(3,244)	(12,397)	(9,020)
Stock-based compensation			(1,325)			(4,471)
Amortization and impairment of acquired intangibles			(5,292)			(852)

Three Months Ended March 31, 2018	General and Administrative	Research and Development	Depreciation and Amortization	Business Reorganization	Interest and Other, net

As reported	$60,450	$54,128	$9,479	$1,730	$3,451
Stock-based compensation	(9,408)	(5,030)		(3)
Non-cash amounts related to convertible notes					193
Acquisition related expenses	142
Amortization and impairment of acquired intangibles		(1,705)	(134)
Impact of business reorganization				(1,727)

Three Months Ended March 31, 2017	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$571,556	$90,071	$116,922	$85,787	$22,120	$38,312
Net effect from deferral and related cost of goods sold	(164,429)		(67,678)	(47,535)	(3,072)
Stock-based compensation			(5,083)			(2,694)
Amortization of intangibles			(2,630)			(1,497)

Three Months Ended March 31, 2017	General and Administrative	Research and Development	Depreciation and Amortization	Interest and Other, net

As reported	$62,042	$36,421	$8,378	$(392)
Stock-based compensation	(16,047)	(2,634)
Non-cash amounts related to convertible notes				3,351
Acquisition related expenses	(1,598)
Amortization of intangibles		(989)	(78)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Twelve Months Ended March 31, 2018	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$1,792,892	$383,020	$191,400	$203,301	$120,590	$256,092
Net effect from deferral and related cost of goods sold	197,710		(5,812)	6,912	5,900
Stock-based compensation			(24,610)			(13,258)
Amortization and impairment of acquired intangibles			(19,719)			(8,107)

Twelve Months Ended March 31, 2018	General and Administrative	Research and Development	Depreciation and Amortization	Business Reorganization	Interest and Other, net

As reported	$247,828	$196,373	$43,969	$14,742	$1,048
Stock-based compensation	(58,037)	(18,020)		(2,424)
Non-cash amounts related to convertible notes					10,762
Acquisition related expenses	7,080
Amortization and impairment of acquired intangibles		(6,494)	(11,767)
Impact of business reorganization				(12,318)
Other, net					(93)

Twelve Months Ended March 31, 2017	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$1,779,748	$330,782	$335,675	$255,914	$100,588	$285,453
Net effect from deferral and related cost of goods sold	124,198		(6,709)	2,536	8,167
Stock-based compensation			(21,056)			(9,963)
Amortization of intangibles			(2,630)			(1,497)

Twelve Months Ended March 31, 2017	General and Administrative	Research and Development	Depreciation and Amortization	Interest and Other, net	Gain on long-term investments

As reported	$211,409	$137,915	$30,707	$(15,690)	$1,350
Stock-based compensation	(42,908)	(7,952)
Non-cash amounts related to convertible notes				21,254
Acquisition related expenses	(1,916)
Amortization of intangibles		(989)	(78)
Proceeds from sale of long-term investments					(1,350)